Exhibit 99.1

Power Integrations Reports First-Quarter Financial Results

Net revenues were $82.6 million; non-GAAP earnings were $0.43 per diluted share; GAAP earnings were $0.21 per diluted share

SAN JOSE, Calif.--(BUSINESS WIRE)--April 29, 2015--Power Integrations (Nasdaq: POWI) today announced financial results for the quarter ended March 31, 2015. Net revenues for the first quarter were $82.6 million, down five percent from the prior quarter and one percent from the first quarter of 2014. GAAP gross margin for the first quarter was 51.2 percent; operating margin was 8.4 percent. Net income for the quarter was $6.3 million or $0.21 per diluted share, compared with $0.48 per diluted share in the prior quarter and $0.40 per diluted share in the first quarter of 2014.

In addition to its GAAP results, the company provided non-GAAP financial measures that exclude stock-based compensation expenses, acquisition-related expenses and the related tax effects of these items. Non-GAAP gross margin for the first quarter was 53.1 percent; operating margin was 17.1 percent. Non-GAAP net income for the quarter was $13.0 million or $0.43 per diluted share, compared with $0.59 per diluted share in the prior quarter and $0.56 per diluted share in the first quarter of 2014.

Commented Balu Balakrishnan, president and CEO of Power Integrations: “First-quarter revenues were within the expected range, albeit toward the lower end, largely reflecting continued softness in the desktop PC market. While the overall demand environment appears somewhat mixed, we expect growth in key focus areas in the months ahead, including rapid-charging and high-power applications. Notably, shipments increased nearly ten percent sequentially in the first quarter in anticipation of stronger demand through the distribution channel. All in all, we expect second-quarter revenues to increase sequentially by five to ten percent.”

Additional Highlights

  The company paid a dividend of $0.12 per share on March 31. A dividend of $0.12 per share is scheduled to be paid on June 30, 2015, to stockholders of record as of May 29.
  In January the company acquired Cambridge Semiconductor, a UK-based supplier of controller ICs for AC-DC power supplies, for $22.1 million net of cash assumed.
  Power Integrations had $173.2 million in cash and short-term marketable securities at quarter-end, a decrease of $2.1 million during the quarter. Cash flow from operations in the quarter was $17.7 million.
  Power Integrations was issued 13 U.S. patents during the first quarter and had 724 U.S. patents at quarter-end including patents acquired during the quarter.

Financial Outlook

The company issued the following forecast for the second quarter of 2015:

  Revenues are expected to increase by five to ten percent compared to the first quarter.
  Non-GAAP gross margin is expected to be between 52.5 percent and 53 percent. (Excludes $0.3 million of stock-based compensation and $1 million of amortization of acquisition-related intangibles.) GAAP gross margin is expected to be between 51 percent and 51.5 percent.
  Non-GAAP operating expenses are expected to be between $31.5 million and $32 million. (Excludes approximately $4.3 million of stock-based compensation and $0.7 million of amortization of acquisition-related intangibles.) GAAP operating expenses are expected to be between $36.5 million and $37 million.

Conference Call Today at 1:45 p.m. Pacific Time

Power Integrations management will hold a conference call today at 1:45 p.m. PT. Members of the investment community can join the call by dialing 1-647-788-4901. The call will also be available on the investor section of the company's website, http://investors.power.com.

About Power Integrations

Power Integrations, Inc. is a leading innovator in semiconductor technologies for high-voltage power-conversion. The company’s products are key building blocks in the clean-power ecosystem, enabling the generation of renewable energy as well as the efficient transmission and consumption of power in applications ranging from milliwatts to megawatts. For more information please visit www.power.com.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes stock-based compensation expenses recorded under ASC 718-10, amortization of acquisition-related intangible assets and the write-up of acquired inventory, acquisition expenses and related transition expenses, and the tax effects of these items. The company uses these measures in its own financial and operational decision-making and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company’s core operating results and trends, and to facilitate comparability with the operating results of other companies that provide similar measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company’s compensation mix, and will continue to result in significant expenses in the company’s GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including companies in Power Integrations’ industry, may calculate non-GAAP measures differently, limiting their usefulness as comparative measures.

Note Regarding Forward-Looking Statements

The statements in this press release regarding the company’s forecast for its second-quarter financial performance and its prospects for growth in 2015 are forward-looking statements reflecting management's current expectations and beliefs. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt change. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by these statements. These risks and uncertainties include, but are not limited to: changes in global macroeconomic conditions, which may impact the level of demand for the company’s products; potential changes and shifts in customer demand away from end products that utilize the company's integrated circuits to end products that do not incorporate the company's products; the effects of competition, which may cause the company to decrease its selling prices for its products; the outcome and cost of patent litigation, which may affect sales of the company’s products or could result in higher expenses and charges than currently expected; unforeseen costs and expenses; and unfavorable fluctuations in component costs or operating expenses resulting from changes in commodity prices and/or exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors that may cause actual results to differ are more fully explained under the caption “Risk Factors” in the company's most recent Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on February 10, 2015. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by the rules and regulations of the SEC.

Power Integrations and the Power Integrations logo are trademarks or registered trademarks of Power Integrations, Inc. All other trademarks are property of their respective owners.

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF INCOME (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
NET REVENUES	$82,557	$86,595	$83,073

COST OF REVENUES	40,265	40,790	37,096

GROSS PROFIT	42,292	45,805	45,977

OPERATING EXPENSES:
Research and development	14,573	13,667	13,490
Sales and marketing	11,307	11,262	10,975
General and administrative	7,983	7,574	7,646
Amortization of acquisition-related intangible assets	750	628	1,135
Acquisition expenses and related transition costs	722	809	-
Total operating expenses	35,335	33,940	33,246

INCOME FROM OPERATIONS	6,957	11,865	12,731

Other income (expense), net	(223)	182	257

INCOME BEFORE INCOME TAXES	6,734	12,047	12,988

PROVISION (BENEFIT) FOR INCOME TAXES	391	(2,307)	625

NET INCOME	$6,343	$14,354	$12,363

EARNINGS PER SHARE:
Basic	$0.22	$0.49	$0.41
Diluted	$0.21	$0.48	$0.40

SHARES USED IN PER-SHARE CALCULATION:
Basic	29,309	29,350	30,239
Diluted	30,058	30,051	31,167

SUPPLEMENTAL INFORMATION:

Stock-based compensation expenses included in:
Cost of revenues	$249	$231	$219
Research and development	1,391	1,262	1,212
Sales and marketing	1,012	962	935
General and administrative	1,739	1,157	1,549
Total stock-based compensation expense	$4,391	$3,612	$3,915

Cost of revenues includes:
Amortization of write-up of acquired inventory	$309	$-	$-
Amortization of acquisition-related intangible assets	$961	$646	$645

General & administrative expenses include:
Patent-litigation expenses	$1,457	$1,815	$1,186

REVENUE MIX BY END MARKET
Communications	21%	21%	18%
Computer	8%	9%	10%
Consumer	38%	37%	37%
Industrial	33%	33%	35%

POWER INTEGRATIONS, INC. RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS (in thousands, except per-share amounts)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
RECONCILIATION OF GROSS PROFIT
GAAP gross profit	$42,292	$45,805	$45,977
GAAP gross margin	51.2%	52.9%	55.3%

Stock-based compensation included in cost of revenues	249	231	219
Amortization of write-up of acquired inventory	309	-	-
Amortization of acquisition-related intangible assets	961	646	645

Non-GAAP gross profit	$43,811	$46,682	$46,841
Non-GAAP gross margin	53.1%	53.9%	56.4%

RECONCILIATION OF OPERATING EXPENSES
GAAP operating expenses	$35,335	$33,940	$33,246

Less: Stock-based compensation expense included in operating expenses
Research and development	1,391	1,262	1,212
Sales and marketing	1,012	962	935
General and administrative	1,739	1,157	1,549
Total	4,142	3,381	3,696

Amortization of acquisition-related intangible assets	750	628	1,135

Acquisition expenses and related transition costs	722	809	-

Non-GAAP operating expenses	$29,721	$29,122	$28,415

RECONCILIATION OF INCOME FROM OPERATIONS
GAAP income from operations	$6,957	$11,865	$12,731
GAAP operating margin	8.4%	13.7%	15.3%

Add: Total stock-based compensation	4,391	3,612	3,915
Amortization of write-up of acquired inventory	309	-	-
Amortization of acquisition-related intangible assets	1,711	1,274	1,780
Acquisition expenses and related transition costs	722	809	-

Non-GAAP income from operations	$14,090	$17,560	$18,426
Non-GAAP operating margin	17.1%	20.3%	22.2%

RECONCILIATION OF PROVISION (BENEFIT) FOR INCOME TAXES
GAAP provision (benefit) for income taxes	$391	$(2,307)	$625
GAAP effective tax rate	5.8%	-19.1%	4.8%

Tax effect of other adjustments to GAAP results	(521)	(2,251)	(548)

Non-GAAP provision (benefit) for income taxes	$912	$(56)	$1,173
Non-GAAP effective tax rate	6.6%	-0.3%	6.3%

RECONCILIATION OF NET INCOME PER SHARE (DILUTED)
GAAP net income	$6,343	$14,354	$12,363

Adjustments to GAAP net income
Stock-based compensation	4,391	3,612	3,915
Amortization of write-up of acquired inventory	309	-	-
Amortization of acquisition-related intangible assets	1,711	1,274	1,780
Acquisition expenses and related transition costs	722	809	-
Tax effect of items excluded from non-GAAP results	(521)	(2,251)	(548)

Non-GAAP net income	$12,955	$17,798	$17,510

Average shares outstanding for calculation of non-GAAP income per share (diluted)	30,058	30,051	31,167

Non-GAAP net income per share (diluted)	$0.43	$0.59	$0.56

GAAP income per share	$0.21	$0.48	$0.40

POWER INTEGRATIONS, INC. CONSOLIDATED BALANCE SHEETS (in thousands)

	March 31, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$85,637	$60,708
Short-term marketable securities	87,560	114,575
Accounts receivable	12,631	10,186
Inventories	65,009	64,025
Deferred tax assets	39	39
Prepaid expenses and other current assets	11,458	16,379
Total current assets	262,334	265,912

PROPERTY AND EQUIPMENT, net	94,179	95,823
INTANGIBLE ASSETS, net	42,758	35,524
GOODWILL	91,849	80,599
DEFERRED TAX ASSETS	11,265	11,562
OTHER ASSETS	4,789	4,243
Total assets	$507,174	$493,663

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$23,907	$21,980
Accrued payroll and related expenses	8,815	9,071
Taxes payable	2,930	2,963
Deferred tax liabilities	2,187	2,193
Deferred income on sales to distributors	17,254	15,223
Other accrued liabilities	3,834	3,730
Total current liabilities	58,927	55,160

LONG-TERM LIABILITIES
Income taxes payable	746	743
Deferred tax liabilities	4,059	4,272
Other liabilities	2,960	2,812
Total liabilities	66,692	62,987

STOCKHOLDERS' EQUITY:
Common stock	29	29
Additional paid-in capital	178,816	171,938
Accumulated other comprehensive loss	(1,031)	(1,136)
Retained earnings	262,668	259,845
Total stockholders' equity	440,482	430,676
Total liabilities and stockholders' equity	$507,174	$493,663

POWER INTEGRATIONS, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,343	$14,354	$12,363
Adjustments to reconcile net income to cash provided by operating activities
Depreciation	4,032	4,035	3,971
Amortization of intangible assets	1,786	1,349	1,856
Loss on disposal of property and equipment	-	80	159
Stock-based compensation expense	4,391	3,612	3,915
Amortization of premium on marketable securities	286	398	394
Deferred income taxes	77	939	3,864
Decrease in accounts receivable allowances	(5)	(5)	(15)
Deficiency associated with employee stock plans	(189)	-	-
Change in operating assets and liabilities:
Accounts receivable	(550)	200	(4,017)
Inventories	424	(7,064)	(5,652)
Prepaid expenses and other assets	(227)	(1,744)	1,825
Accounts payable	349	(172)	1,088
Taxes payable and other accrued liabilities	(1,076)	15	(5,624)
Deferred income on sales to distributors	2,031	(3,522)	2,116
Net cash provided by operating activities	17,672	12,475	16,243

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(3,322)	(5,677)	(4,465)
Acquisition, net of cash acquired	(15,365)	-	-
Loan to third party	-	(6,600)	-
Purchases of marketable securities	-	-	(24,751)
Proceeds from sales and maturities of marketable securities	26,785	38,052	-
Net cash provided by (used in) investing activities	8,098	25,775	(29,216)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from issuance of common stock	3,519	751	7,045
Repurchase of common stock	(841)	(35,502)	-
Payments of dividends to stockholders	(3,519)	(3,511)	(3,033)
Net cash provided by (used in) financing activities	(841)	(38,262)	4,012

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	24,929	(12)	(8,961)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	60,708	60,720	92,928

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$85,637	$60,708	$83,967

CONTACT:
Power Integrations, Inc.
Joe Shiffler, 408-414-8528
jshiffler@power.com